[LOGO OF ERNST & YOUNG LLP APPEARS HERE]

                                . 200 Clarendon Street      .Phone: 617 266 2000
                                  Boston                     Fax    617 266 5843
                                  Massachusetts 02116-5072



July 27, 1995


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated July 26, 1995, of Groundwater Technology, Inc. and are in agreement with the statements contained in the second and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                           /s/ Ernst & Young LLP

                                               ERNST & YOUNG LLP